SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ______)

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INDUSTRIAL SERVICES OF AMERICA, INC.

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INDUSTRIAL SERVICES OF AMERICA, INC.

_________________

Notice of Annual Meeting of Shareholders

To Be Held on May 15, 2007

_________________

                NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of INDUSTRIAL SERVICES OF AMERICA, INC. will be held at Building No. 1, 7100 Grade Lane, Louisville, Kentucky, on Tuesday, May 15, 2007 at 10:00 A.M. (Eastern Daylight Time), for the following purposes:

(1)           To elect five (5) directors for a term expiring in 2008;

(2)           To ratify the selection of Mountjoy & Bressler, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(3)           To transact such other business as may properly come before the meeting or any adjournment thereof.

                Only shareholders of record at close of business on March 20, 2007 are entitled to notice of and to vote at the annual meeting.  In the event the annual meeting should be adjourned to a date or dates later than May 15, 2007, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of and to vote at any such adjournments.  The transfer books will not be closed.

                                                                                                By Order of the Board of Directors

                                                                                                Michael P. Shannonhouse

                                                                                                Recording Secretary of the Board of Directors

7100 Grade Lane

Louisville, Kentucky 40213

April 17, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.  IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

INDUSTRIAL SERVICES OF AMERICA, INC.

7100 GRADE LANE

LOUISVILLE, KENTUCKY 40213

PROXY STATEMENT

            We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2007 annual meeting of shareholders, which we are holding at 10:00 A.M. (Eastern Daylight Time) on Tuesday, May 15, 2007 and at any and all adjournments thereof, for the purposes set forth in the accompanying notice of the meeting.

            We will vote shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked at the meeting or at any adjournments within 120 days thereof in accordance with the choices specified on the ballot.  If you do not specify a  choice, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for (i) the nominees for election as directors and (ii) the ratification of the independent registered public accounting firm for the 2007 fiscal year.  The person executing the proxy may revoke it at any time before the proxy exercises the authority thereby granted by giving written notice to our secretary, by delivery of a duly executed proxy bearing a later date or by voting in person at the meeting.  Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the secretary of the meeting in writing prior to voting of the proxy.

            We will bear the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy.  Such expenses, however, do not include any salaries and wages of our officers and employees who participated in the preparation, assembling and mailing of the proxy statement.  In addition to the solicitation of proxies by mail, certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.  We will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

            The presence in person or by proxy of shareholders holding a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of all business at the annual meeting.  A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors.  A shareholder may also vote for, against or abstain from voting on the proposal to ratify the selection of the independent registered public accounting firm for the 2007 fiscal year.  We will treat votes withheld from the election of any nominee for director and abstentions from any other proposal as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but we will not count in the number of votes cast on any matter any withheld votes or abstentions.  If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, we will not consider those shares as present and entitled to vote with respect to that matter.

            We plan to mail this proxy statement and the accompanying form of proxy to shareholders commencing on or about April 17, 2007.

VOTING SECURITIES

            Only shareholders of record at the close of business on March 20, 2007 are entitled to vote at the annual meeting or any adjournments within one hundred twenty (120) days thereof.  As of March 20, 2007 there were 3,640,899 shares of our common stock outstanding and entitled to vote plus an additional 654,101 shares of common stock held as Treasury stock.

            Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.

            The following table sets forth information regarding beneficial ownership of our common stock as of March 20, 2007 for (i) each of our named executive officers, directors and nominees for director, (ii) each person known to management to own of record or beneficially more than five percent of our outstanding shares, and (iii) all of our executive officers and directors as a group.

	Amount and Nature	Percentage
	of Beneficial	of
Name and Address	Ownership (1)(2)(3)	Class (1)

Harry Kletter	1,360,600 (4)	37.4%
1208 Park Hills Court
Louisville, Kentucky 40207

K & R, LLC	990,400 (5)	27.2%
7100 Grade Lane
Louisville, Kentucky 40213

Roberta Kletter	360,000 (6)	9.9%
1208 Park Hills Court
Louisville, Kentucky 40207

Albert Cozzi	58,700	1.6%

Alan Schroering	26,800	0.7%

Roman Epelbaum	15,375	0.4%

David Lester	15,000	0.4%

Orson Oliver	1,400	0.1%

Craig Feltner	0	0.0%

Richard Ferguson	0	0.0%

All directors and executive officers
as a group	1,838,025 (7)	50.5%

(1)  The table reflects share ownership and the percentage of such share ownership as of March 20, 2007.  We have determined the percentages on the basis of 3,640,899 shares of our common stock outstanding (and exclusive of the additional 654,101 shares of common stock held as Treasury stock).

(2)  Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of common stock owned by him or it.

(3)  We have obtained information with respect to beneficial ownership from our shareholder records and from information provided by shareholders.

(4)  Includes 990,400 shares of common stock beneficially owned by K & R, LLC, the sole member of which is Harry Kletter.  Does not include the following shares of common stock, as to which Mr. Kletter disclaims beneficial ownership:  (i) 360,000 shares owned by Roberta Kletter, the spouse of Harry Kletter; (ii) 17,400 shares owned by the Harry Kletter Family Charitable Foundation, of which Mr. Kletter is a co-advisor; and (iii) 800 shares beneficially owned by one of the adult children of Mr. and Mrs. Kletter.

(5)  Harry Kletter as the sole member of K & R is deemed to have shared voting and investment power of the shares of Common Stock beneficially owned by K & R.  Roberta Kletter, spouse of Mr. Kletter, is a director and vice president of K & R.  Two of Mr. Kletter's adult children are also officers of K & R.

(6)  Does not include the following shares of common stock, as to which Mrs. Kletter disclaims beneficial ownership:  (i) 1,360,600 shares owned beneficially by Harry Kletter, the spouse of Roberta Kletter; (ii) 990,400 shares of common stock owned by K & R, of which Harry Kletter is the sole member; and (iii) 800 shares beneficially owned by one of the adult children of Mr. and Mrs. Kletter.

(7)  The percentage of shares owned by all directors and executive officers as a group is based on the applicable number of shares outstanding.

ITEM I. ELECTION OF DIRECTORS

            The nominees for election as directors are Harry Kletter, Roman Epelbaum, Orson Oliver, Albert Cozzi, and Richard Ferguson.  At the 2006 annual meeting, the shareholders elected Messrs. Kletter, Epelbaum, Oliver, Cozzi, and Ferguson, together with David W. Lester and Craig Feltner, for a term expiring at the 2007 annual meeting.  On April 19, 2006, the Board of Directors voted to expand the size of the Board from five members to seven members effective as of the 2006 annual meeting, all in accordance with our bylaws.  On March 30, 2007, the Board of Directors voted to reduce the size of the Board from seven members to five members effective as of the 2007 annual meeting.  Consequently, Messrs. Lester and Feltner are not standing for re-election at the 2007 annual meeting.  If elected, all directors nominated will hold office until the 2008 annual meeting and until their respective successors have been elected and qualified.

            Shareholders voting at the annual meeting may not vote for more than the number of nominees listed in this proxy statement.  A plurality of the total votes cast at the annual meeting will elect the directors.  That is, the five nominees receiving the greatest number of votes for directors will be deemed elected directors.  It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefore is specifically withheld) to vote for the election of the five nominees for directors.  In the event that any of the nominees becomes unavailable (which we do not now anticipate), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board.  The Board has no reason to believe that any nominee will be unwilling or unable to serve if elected.

            The following table contains certain information regarding each nominee for election as director at this year's annual meeting.  The Board of Directors has determined that all directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards with the exception of Messrs. Kletter and Feltner.  Each  individual has furnished the respective information shown.

Name and		Year First
Principal Occupation		Became
with Company	Age	Director

Harry Kletter	80	1983
Chairman of the Board
and Chief Executive Officer

Roman Epelbaum	52	2002
Director

Orson Oliver	64	2005
Director

Albert Cozzi	62	2006
Director

Richard Ferguson	56	2006
Director

Nominees for Directors

HARRY KLETTER has been our director since 1983.  In October 1983, he became chairman of the Board and chief executive officer.  Mr. Kletter served as our president and chief executive officer from October 1983 until January 1988, from January 1990 until July 1991, and from August 1992 to December 1997. Mr. Kletter has served as chief executive officer continually since August 1992 and has served as president since May 2000.  Mr. Kletter is the sole shareholder of K & R.  Prior to his involvement with us, Mr. Kletter was president and chief executive officer of K & R, which is now a real estate holding company.  Prior thereto, Mr. Kletter was the president of Tri-City Industrial Services, Inc., which was involved in the transportation, disposal and management of solid waste.  Since 1980, Mr. Kletter has been an investor in various other businesses including Outer Loop Industrial Park, Outer Loop Business Park, and Outer Loop Company, LLC, which are each real estate ventures.

ROMAN EPELBAUM has been our director since 2002.  He is an enrolled agent licensed to practice before the Internal Revenue Service. Since 1996, he has been the sole shareholder of Tax & Accounting Professionals, Inc., a Louisville, Kentucky based tax services company. From 1990 through 1996, Mr. Epelbaum, as a self-employed tax professional and accountant, provided tax and accounting services to individuals and businesses.  From 1989 to 1990, Mr. Epelbaum served as controller of Kentucky Container, Inc. and KYFI, Inc.  He worked in the tax department at Touche Ross & Company (now Deloitte & Touche, LLP) from 1983 to 1989.  From 1989 to 2002, Mr. Epelbaum served in various consulting capacities for us.

ORSON OLIVER has been our director since February 1, 2005.  He is currently an independent business consultant with over thirty-five years of experience in banking and financial consulting. Mr. Oliver began his career in 1968 as an attorney with the U.S. Treasury Department in Washington, D.C.  In September of 1975, he joined Bank of Louisville as general counsel.  In November of 1985, he became president of the Bank of Louisville.  When Branch Banking and Trust Company acquired the Bank of Louisville in 2003, the Bank of Louisville had assets of $1.6 billion and was the largest, locally managed bank in Louisville, Kentucky.  Since his retirement from banking in February of 2004, Mr. Oliver has worked as an independent general business consultant for the Al J. Schneider Company, a corporation with a number of large hotels and real estate holdings in the Louisville, Kentucky area. Since May 2004, Mr. Oliver has also worked as an independent general business consultant for PNC Bank, which is headquartered in Pittsburgh, Pennsylvania with assets of $77.3 billion.  Mr. Oliver has been a member of the board of directors of The Rawlings Company, LLC since January 1997 and the Al J. Schneider Company since February, 2004.

ALBERT A. COZZI - Since February 2006, Mr. Cozzi has been a partner with Cozzi Consulting Group, a start-up consulting business, marking the re-entry of Mr. Cozzi into the scrap industry following a two-year non-compete agreement he had with his former employers at Metal Management, Inc.  From July 1999 to January 2004, Mr. Cozzi served as the chief executive officer of Metal Management, Inc., headquartered in Chicago, Illinois, and one of the largest full service metals recyclers in the United States.  From December 1997 to June 1999, Mr. Cozzi served as the president and chief operating officer of Metal Management, Inc.  From 1963 to 1997, Mr. Cozzi held various positions with Cozzi Iron & Metal, originally located in Chicago, Illinois, prior to its merger with Metal Management, Inc., including president from 1990 to 1997.  Mr. Cozzi received an M.B.A. from the University of Chicago.

RICHARD E. FERGUSON - Since December 2004, Mr. Ferguson has been self-employed serving as a consultant for The ACCESS GROUP, located in Nashville, Tennessee a company that provides engineering, manufacturing consulting, project management, and maintenance services for manufacturing and industrial clients.  From November 2001 to July 2004, Mr. Ferguson served as director of venture initiatives for Commonwealth Industries in Louisville, Kentucky.  From August 1999 to September 2001, Mr. Ferguson was plant manager for Delco Remy International, headquartered in Anderson, Indiana, and from February 1998 to August 1999, he was superintendent of trim assembly for Ford Motor Company in Louisville, Kentucky.  Mr. Ferguson has a B.A. from Winston Salem University.

            None of the directors holds another directorship in a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or in a company registered as an investment company under the Investment Company Act of 1940, as amended.  None of our directors or the nominees has any family relationship with any of our other directors or executive officers except that Mr. Kletter is the father-in-law of Ed List, our former chief operating officer.

Governance

            During 2006, the Board met four (4) times.  So far in 2007, the Board has met one (1) time.  In 2006, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members.

            The compensation committee, comprised of independent directors Messrs. Oliver and Epelbaum, is responsible for making recommendations to the Board regarding salaries and bonuses that we pay to our executive officers, including our chief financial officer.  The compensation committee confers with our chief executive officer, Mr. Kletter, to decide upon and record our processes and procedures for the determination of executive and director compensation, including the scope of authority of the compensation committee, the extent to which the compensation committee may delegate any authority, and any role of executive officers in determining or recommending the amount or form of executive and director compensation.  The compensation committee has the authority to delegate to department supervisors decisions regarding compensation in their respective departments.  During the year ended December 31, 2006, the compensation committee met one time to establish compensation for the Board of Directors.  The committee must disclose if an executive officer served as a member of the compensation committee of another entity.  None of our executive officers served as a member of the compensation committee of another entity.

            The audit committee confers with our independent registered public accounting firm regarding the scope and adequacy of annual audits; reviews reports from such independent accountants; and meets with the independent accountants to review the adequacy of our accounting principles, financial controls and policies.  The audit committee met three (3) times during the first quarter of 2007 to review the report from the independent accountants and the management letter prior to releasing the Form 10-K annual report for the fiscal year ended December 31, 2006, and to review the Form 10-K annual report and related press releases for the fiscal year ended December 31, 2006.  The audit committee met four times in 2006 to review three quarterly financial filings, to review the management report from the registered public accounting firm and the 2005 Form 10-K annual report before filing, and to discuss the 2007 budget and compliance with the Sarbanes-Oxley Act.  The Board appointed Messrs. Lester, Epelbaum and Oliver to this committee at the Board meeting held June 6, 2006.  All current members of the audit committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and the Audit Committee Qualifications of Rule 4350(d)(2).  The Board of Directors has determined that David W. Lester is our audit committee financial expert and is independent as described in the preceding sentence. The formal report of the audit committee with respect to the year 2006 begins on page 16 herein.

            The nominating committee has the power to recommend to the Board nominees for election as directors and persons to fill directors' vacancies and newly created directorships; recruit potential director candidates; recommend changes to the Board concerning the responsibilities and composition of the Board and committees; and review written proxy comments and shareholder proposals (including director nominees) received from shareholders at our principal executive offices not later than December 22 of the previous year for inclusion in the proxy statement for the following year's annual shareholder meeting.  The nominating committee's charter directs the nominating committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors.  The nominating committee has the authority to engage a third party search firm to assist, but our nominating committee currently believes that our existing directors and executive management have significant networks of business contacts that likely will form the pipeline from which the nominating committee can identify candidates.

            Upon identifying a candidate for serious consideration, one or more members of the nominating committee would initially interview such candidate.  If a candidate merited further consideration, the candidate would subsequently interview with all other nominating committee members (individually or as a group), meet our chief executive officer and other executive officers and ultimately meet many of the other directors.  The nominating committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate.  The nominating committee utilizes a subjective analysis to identify and analyze candidates that it proposes for nomination as directors, including but not limited to, highest personal and professional ethics and integrity, general business knowledge, interest in our business, and willingness to serve. However, there are currently no minimum qualifications or standards that we require.

            We would consider candidates for director nominees recommended by shareholders in accordance with the requirements of Florida law and the time limitation stated above.  Shareholders should address potential nominations to the nominating committee at our executive offices, which submissions we will then forward to the nominating committee.  If shareholder nominations were made, the secretary, without prior screening, would forward any shareholder communication directly to the Board at the next regularly scheduled Board meeting. The Board would then request that the nominating committee consider the shareholder nominations. The nominating committee would then perform an investigation of the candidate to determine if the candidate was qualified and would present the shareholder nomination in the proxy statement to be subject to a vote of the shareholders. The nominating committee undertakes a similar investigation as to the qualifications of management nominations. Consequently, there effectively would be little difference in the evaluation process of nominations whether generated by shareholders or management.  The nominating committee has no obligation to nominate any such individual for election.  We have not received any shareholder nominations for this annual meeting.  Accordingly, we have not rejected or refused to nominate any such candidates.

            The nominating committee did not hire any director search firm in 2006 and, accordingly, paid no fees to any such company.  As indicated above, however, the nominating committee may do so in the future if necessary.

            The Board appointed Messrs. Lester, Epelbaum and Oliver to the nominating committee at the Board of Directors meeting held June 6, 2006. The Board of Directors adopted a charter for the nominating committee at the Board of Directors meeting held January 31, 2005.  Messrs. Lester, Epelbaum and Oliver are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

            Neither the Board nor the nominating committee has implemented a formal policy regarding director attendance at the annual meeting.  Typically, the Board holds its annual organizational meeting directly following the annual meeting, which results in most directors being able to attend the annual meeting.  In 2006, seven (7) directors attended the annual meeting.

            The executive committee is one to which the Board of Directors may direct or delegate all or part of the duties and powers of the Board of Directors with the exception of those duties and powers specifically prohibited by the laws of the State of Florida.  When so designated, the executive committee shall have the authority to act in the place and stead of the Board of Directors.

            The Board of Directors has adopted our Code of Ethics for the chief executive officer and financial executives, which you may find on our website at www.isa-inc.com/isafin.htm.  You may find our nominating committee charter and our audit committee charter on our website at www.isa-inc.com/isafin.htm.  We have attached the compensation committee charter as appendix A to this proxy statement.

            Shareholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at:  Industrial Services of America, Inc., P.O. Box 32428, 7100 Grade Lane Louisville, KY  40232 or by a secure e-mail via our website at www.isa-inc.com/isafin.htm. Our legal counsel will receive and process all communications directed to the Board of Directors and will transmit such communications to each member of the nominating committee without any editing or screening by the legal counsel.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Exchange Act requires our directors, certain officers and persons who own more than ten percent (10%) of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons.  Officers, directors and greater than 10% shareholders must furnish us with copies of all forms they file under this regulation.  To our knowledge, based solely on a review of the copies of such reports furnished to us and representations from reporting persons that no other reports including Form 5s were required, all Section 16(a) filing requirements applicable to all of our officers and directors were complied with during 2006.  We have informed the reporting persons of their filing obligations.

ITEM II. RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We are planning to mail our Form 10-K annual report to shareholders for the fiscal year ended December 31, 2006, including financial statements and the report of Mountjoy & Bressler, LLP thereon, on April 17, 2007 with this proxy statement to each of our shareholders of record at the close of business on March 20, 2007.  The Board has selected Mountjoy & Bressler, LLP ("Mountjoy & Bressler") as the independent registered public accountants of our accounts for the fiscal year ending December 31, 2007.  This selection will be presented to shareholders for ratification at the annual meeting.  If the shareholders fail to ratify this selection, the Board will reconsider the matter of the selection of the independent registered public accountants.  We do not expect representatives of Mountjoy & Bressler to be present at the annual meeting. We will deem the selection of Mountjoy & Bressler ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal.  We will not count abstentions and broker non-votes as votes cast either for or against the proposal.

            As recommended by our audit committee, the Board of Directors on April 14, 2005, dismissed Crowe Chizek and Company LLC ("Crowe Chizek") as the independent registered public accountants effective with the filing of the first quarter 2005 10-Q and engaged Mountjoy & Bressler to serve as our independent registered public accountants for the quarter beginning April 1, 2005. This decision followed the audit committee's decision to seek proposals from other independent registered public accountants to audit our financial statements for the fiscal year ending December 31, 2005.

            The audit reports of Crowe Chizek on our financial statements as of and for the two fiscal years ended December 31, 2004 neither contained any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. During our two fiscal years ended December 31, 2004 and during the subsequent interim period preceding the replacement of Crowe Chizek, there were no disagreements between Crowe Chizek and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Crowe Chizek's satisfaction, would have caused Crowe Chizek to make reference to the subject matter of the disagreement in connection with its reports. During the two most recent years and the subsequent interim period preceding the replacement of Crowe Chizek, there were no reportable events (as described in Regulation S-K Item 304 (a)(1)(v)).

            No consultations occurred between Mountjoy & Bressler and us during the two fiscal years ended December 31, 2004 and any subsequent interim period prior to Mountjoy & Bressler's appointment regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that they might render on our financial statements, or other information provided that we considered in reaching a decision as to an auditing or financial reporting issue or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure (under Item 304(a)(1)(v) of Regulation S-K).

            We reported the change in independent registered public accountants on Form 8-K on April 18, 2005. The Form 8-K contained a letter from Crowe Chizek, addressed to the Securities and Exchange Commission, stating that it agreed with the statements contained in the third paragraph of Item 4 and indicating they did not have a basis to agree or disagree with the other statements contained therein.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Philosophy.  We compensate our senior management through a mix of base salary and bonus designed to be competitive with comparable employers and to align management's incentives with the long-term interests of our stockholders.  Our compensation setting process consists of establishing targeted overall compensation for each senior manager in a base salary plus annual bonus.  We do not offer equity awards or options at this time.  We have no long term benefits such as a defined benefit retirement plan although we do provide a 401(k) plan for eligible participants, and we do not have any performance-related targets (qualitative or quantitative) that apply to the determination of compensation.

Base Salaries.  We want to provide senior management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments.  We compensate our principal shareholder and chief executive officer through consulting fees paid pursuant to the K&R consulting agreement with us.  We did not objectively determine the levels of compensation for the rest of senior management including the chief financial officer, but instead the compensation reflects levels that we concluded were appropriate based upon our general experience and the current market.

Bonuses.  Our practice is to award cash bonuses in amounts determined by our chief executive officer.    We pay these cash bonuses annually.

Severance Benefits.  We believe that companies should provide reasonable severance benefits to employees whether terminated for cause or for good reason.  With respect to senior management, these severance benefits should reflect that it may be difficult for employees to find comparable employment within a short period of time.  They also should disentangle the company from the former employee as soon as practicable.

The definition of "cause" varies.  For most, we deem "cause" to exist where the individual has been convicted of a crime involving moral turpitude, has stolen from us, has violated his non-competition or confidentiality obligations, or, following a cure period, has been grossly negligent in fulfillment of his or her responsibilities.  "Good reason" generally will exist where we have decreased an employee's compensation (other than part of a company-wide compensation reduction) or where the employee must relocate.

We severed executive vice president Bob Cuzzort on June 22, 2006.  We paid his base salary and health care benefits through July 31, 2006.  Our chief executive officer determined this severance period.

As of December 31, 2006, our chief operating officer Ed List retired from the chief operating officer position but remains on our payroll at a reduced base salary with a commensurate reduction in duties.

Retirement Plan.  We have a 401(k) plan pursuant to which we match 25% of the first 6% of employee contributions.  We do not have a defined contribution or other deferred compensation plan.

We have added a feature to our 401(k) plan in which we will increase our corporate contribution for people who contribute more than 6% of their salary.  For employees who contribute between 7% and 10% of their salary, we will contribute an additional 12.5% on the incremental employee contribution between 7% to 10% of their salary.  The previous match will remain unchanged.  We will continue to match 25% of the first 6% for all employees who contribute to the 401(k) plan.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Harry Kletter PEO	2006	$ 0	$ 0	$ -	$ -	$ -	$ -	$793,272 (1)	$739,272
Alan Schroering PFO	2006	91,000	500	-	-	-	-	1,365 (2)	92,865
Ed List COO	2006	104,000	500	-	-	-	-	1,643 (2)	106,143

(1) Although Mr. Kletter did not receive any compensation directly from us, he received $793,272 as the sole member of K & R, the lessor of our facilities, in the form of rent and consulting fees.

(2) The amounts reflect our contribution to the 401(k) plan for each of Messrs. Schroering and List.

Ed List retired as of December 31, 2006.

We did not grant performance-based awards nor any other equity awards in 2006.

There were no outstanding equity awards at December 31, 2006.

We do not have a post-employment compensation plan.

2006 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Albert Cozzi	$ 3,000	$ -	$ -	$ -	$ -	$ -	$ 3,000
Craig Feltner	1,000	-	-	-	-	-	64,877
David Lester	12,335	-	-	-	-	-	12,335
Orson Oliver	5,000	-	-	-	-	-	5,000
Richard Ferguson	3,000	-	-	-	-	-	3,000
Roman Epelbaum	8,250	-	-	-	-	-	8,250

From January through May 2006, and in 2005 and preceding years, we granted an annual fee of $12,000 payable in equal monthly installments for all non-employee directors.  Beginning in June 2006, we granted a fee of $1,000 per Board of Directors meeting attended for all non-employee directors.  Mr. Lester received an additional $8,000 for his service as chairman of the audit committee from January through May 2006.

After shareholders elected Mr. Cuzzort to our Board of Directors in May 2002, the former director also received on May 20, 2003 a one-time option to purchase 20,000 shares of our common stock at an exercise price of $1.25 per share.  The table below reflects the exercise of these options in 2006 and the value realized at the date of such exercise.

2006 Option Exercises

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)

Bob Cuzzort	20,000	$106,000 (1)

(1) shares issued upon exercise are restricted for a period of one year.

Mr. Kletter receives no additional consideration for serving on the Board of Directors.  The compensation committee will determine fees for all non-employee directors elected to serve until 2008 at the first regular meeting of the Board that it will hold following the annual shareholder meeting on May 15, 2007.

Certain Transactions

K & R Lease; K & R Consulting Agreement

            On February 16, 1998 our Board of Directors ratified and formalized an existing relationship in connection with (i) our leasing of the facilities from K & R and (ii) the provision of consulting services from K & R to us.  K & R is our affiliate and Harry Kletter, our chairman of the Board and chief executive officer, is the sole member of K & R.

            Lease Agreement.  The lease agreement, effective as of January 1, 1998, between K & R, as landlord, and us, as tenant, covers approximately 20.5 acres of land and the improvements thereon, which are located at 7100 Grade Lane in Louisville, Kentucky.  The principal improvements consist of an approximately 22,750 square foot building used as the corporate office, an approximately 8,286 square foot building used for CWS offices, an approximately 13,995 square foot used as the paper recycling plant, an approximately 12,000 square foot building used for metals recycling plant, and an approximately 51,760 square foot building used as the recycling offices and warehouse space, with the remaining 15,575 square feet of space contained in five (5) buildings ranging in size from approximately 8,000 to 256 square feet.

            The initial term of the K&R lease is for ten years with two five-year option periods available thereafter.  The base rent for the first five years was $450,000 per annum.  The base rent for the second five years, beginning January 1, 2003, became $505,272 per annum, payable at the beginning of each month in an amount equal to $42,106.  This fixed minimum rent adjusts each five years, including for each of the option periods, in accordance with the consumer price index.  The fixed minimum rent also increases to $750,000 per annum, in an amount equal to $62,500 per month in the event of a change in control.  We must pay, as additional rent, all real estate taxes, insurance, utilities, maintenance and repairs, replacements (including replacement of roofs if necessary) and other expenses.  The K&R lease provides for our indemnification of K&R for all damages arising out of the use of or the condition of the leased premises excepting K&R's negligence.  Under the K & R lease, "change in control" means a transaction or series of transactions as a result of which (i) any person who does not currently own a majority of our outstanding stock acquires a majority of our outstanding stock, (ii) we sell or otherwise dispose of all or substantially all of our assets or business operations to any other person; or (iii) we merge or consolidate with any other person; unless, in any such case, shareholders owning a majority of our outstanding voting stock immediately prior to the consummation of such transaction or transactions will own, upon consummation of such transaction or transactions, at least a majority of the outstanding shares of the voting stock of the person acquiring the shares or assets of the person acquiring us or surviving our merger or consolidation in the transaction(s).

            The K & R lease provides that we may use the leased premises in our metal recycling and recycled paper sorting and bailing businesses, and for our corporate offices.  Without the prior consent of K & R (and in the case of (ii) below the prior consent of any mortgagee of K & R), we may not (i) make any structural alterations, improvements or additions to the K & R leased premises, or (ii) assign (including a change of control) or sublet the leased premises.  The K & R lease provides our indemnification of K & R for all damages arising out of our use or condition of the leased premises excepting therefrom K & R's negligence.  The K & R lease further provides that we will agree to subordinate our leasehold interest to the mortgage interest of any mortgagee of K & R.

            The K & R lease provides for our right to terminate upon damage by fire or other casualty that cannot be reasonably repaired within, in most instances, 120 days of the damage.  All rent ceases as of the "injury date" under these circumstances.  The K & R lease also terminates upon condemnation of the leased premises in whole, with a condemnation of a portion of the leased premises resulting in an equitable adjustment of the fixed minimum rent.

            In 2004, we paid for repairs totaling $302,160 that we made to the buildings and property that we lease from K&R, located at 7100 Grade Lane, Louisville, Kentucky.  K&R executed an unsecured promissory note, dated March 25, 2005, but effective December 31, 2004, to us for the principal sum of $302,160.  K&R makes payments on the promissory note of principal and interest in ninety-six (96) monthly installments of $3,897.66. The rate of interest is five and one-half percent (5.5%) per annum.  Failure of K&R to make any payment when due under this note within fifteen (15) days of its due date shall constitute a default.  After the fifteen day period, the note shall bear interest at a rate equal to fifteen percent (15%) per annum and we have the right to exercise our remedies to collect full payment of the note.

            Events of default under the K & R lease include (i) our failure to pay the fixed minimum rent for 10 days after written demand therefore, (ii) any other default in our observance or performance of any of the other covenants, agreements or conditions of the K & R lease, which shall continue for 30 days after written notice, unless we shall have commenced and shall be diligently pursuing curing such default, (iii) certain bankruptcy or related events affecting us, (iv) our vacation of the leased premises, or (v) the transfer or devolution whether by operation of law or otherwise of the K & R lease or our estate or of any of our interest to anyone other than K & R.  Upon the occurrence of an event of default, K & R may, at its option, terminate the K & R lease and enter into and take possession of the leased premises with the right to sue for and collect all amounts due, including damages.  All payments are current.

            In an addendum to the K&R lease as of January 1, 2005, our rent increased $4,000 per month as a result of the improvements made to the property in 2004.  For years 2005 and 2006, our payments to K&R of $4,000 for additional rent and the payment from K&R to us of $3,897.66 for the promissory note were offset.

            K & R Consulting Agreement.  The K & R consulting agreement dated as of January 2, 1998, by and between K & R and us, remains in effect until December 31, 2007, with automatic annual renewals thereafter unless one party provides written notice to the other party of its intent not to renew at least six months in advance of the next renewal date.  K & R shall provide strategic planning and development to us, including advice on management activities, advertising, financial planning and mergers and acquisitions.  We are responsible for all of K & R's expenses and pay to K & R $240,000 in equal monthly installments of $20,000 in connection with the K & R consulting activities.

            The K & R consulting agreement terminates upon a non-defaulting party providing written notice to the other party of its intent to terminate.  The recipient of the notice has 10 days to cure monetary defaults and 30 days to cure non-monetary defaults (which will be extended if a cure is being diligently commenced and pursued during that 30-day period).  The K & R consulting agreement also terminates upon the condemnation or destruction by fire or other casualty of all or substantially all of the leased premises.  Upon termination, K & R agrees not to engage, directly or indirectly, in our business, or hire our employees for a period of five years and within 100 miles of our operations.  We compensate our principal shareholder and chief executive officer through consulting fees pursuant to the K & R consulting agreement.

            The K & R consulting agreement provides for cross-indemnification of each party by the other for acts other than negligence or willful malfeasance.  The K & R consulting agreement further provides that K & R must maintain the confidentiality of any of our information not otherwise in the public domain or that K & R must disclose by law.

REPORT OF THE COMPENSATION COMMITTEE

            The following report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or by the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

            The compensation committee has reviewed and discussed with management the preceding compensation discussion and analysis as well as the accompanying tables.  Based on the review and that discussion, the compensation committee recommended to the Board of Directors that we include the compensation discussion and analysis in this proxy statement and incorporate it into our annual report on Form 10-K for the year ended December 31, 2006.

Submitted by the compensation committee of the Board of Directors,

  Orson Oliver, director and compensation committee member

  Roman Epelbaum, director and compensation committee member

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

            In 2006 the compensation committee members were Messrs. Oliver and Epelbaum.  No executive officer serves on any board of directors or compensation committee of any entity that compensates any member of the compensation committee.

REPORT OF THE AUDIT COMMITTEE

            The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

            In accordance with its amended and restated charter the audit committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of our accounting, auditing and financial practices.  In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent registered public accountants a formal written statement describing all relationships between the registered public accountants and us that might bear on the registered public accountants' independence consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", discussed with the registered public accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accountants' independence. The audit committee reviewed with the independent registered public accountants their audit plans, audit scope and identification of audit risk.

            On February 21, 2007, the audit committee discussed and reviewed with the independent registered public accountants all communications required by generally accepted accounting standards, including those described by Section 204 of the Public Company Accounting Oversight Board and in Statement of Accounting Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent registered public accountants' examination of the financial statements.  The audit committee also discussed with the independent registered public accountants matters relating to its independence, including a review of audit and non-audit fees and written disclosures from Mountjoy & Bressler to the audit committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the PCAOB in Rule 3600T.  The audit committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence.

            The audit committee reviewed our audited financial statements with the independent registered public accountants on February 21, 2007 and with management on February 21, 2007.  The audit committee met a total of three times during the first quarter of 2007 to review the report from the independent accountants and the management letter prior to releasing the Form 10-K annual report for the fiscal year ended December 31, 2006, and to review the Form 10-K annual report and related press releases for the fiscal year ended December 31, 2006.  Based upon these reviews, the audit committee recommended to the Board that our audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

            The audit committee has considered whether the provision of these services is compatible with maintaining accounting independence.

Orson Oliver, director and audit committee Chairman
Roman Epelbaum, director and audit committee Member
David W. Lester, director and audit committee Member

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES

            The aggregate fees billed for professional services by principal accountants Mountjoy & Bressler LLP and former principal accountants Crowe, Chizek and Company LLC in 2006 and 2005 for various services are as follows:

            Audit Fees: $93,975 to principal accountants Mountjoy & Bressler and $5,300 to former principal accountants Crowe, Chizek and Company for the year ending December 31, 2006 and $82,500 to principal accountants Mountjoy & Bressler and $44,500 to former principal accountants Crowe, Chizek and Company for the year ending December 31, 2005 for services rendered for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our Form 10-Qs.

            Audit Related Fees:  $5,250 and $5,000 to principal accountants Mountjoy & Bressler for the annual audit of our 401(k) retirement plan for the years ended December 31, 2006 and 2005, respectively.  Also, $1,250 to principal accountants Mountjoy & Bressler for accounting consultation for the year ending December 31, 2005.  Also, $4,687 to Mountjoy & Bressler and $9,943 to former principal accountants Crowe, Chizek incurred for review of Form S-3 related to the exercise of stock options for the years ending December 31, 2006 and 2005, respectively,  Also, $846.24 to former principal accountants Crowe, Chizek for incidental audit expenses for year ending December 31, 2005.

            Tax Fees:  $21,395 to former principal accountants Crowe, Chizek for the year ending December 31, 2005 incurred for the preparation of current federal and state income tax, franchise tax and property tax forms.

            All Other Fees:  $17,315 to former principal accountants Crowe, Chizek incurred for guidance concerning Sarbanes Oxley requirements for the year ending December 31, 2005.

            The audit committee is responsible for pre-approving all auditing services and permitted non-audit services that our independent registered public accountants are to perform, except as described below.

            The audit committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors.  The full audit committee, or in its absence, the chair of the audit committee, may pre-approve non-audit services.  No pre-approval is necessary for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by us to the registered public accountants during the fiscal year in which the accountants provide the non-audit services, (2) we did not recognize such services at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit.  Neither Crowe, Chizek nor Mountjoy & Bressler in 2006 provided any such services.

SHAREHOLDER PROPOSALS

            We must receive proposals of shareholders intended to be presented at the next annual meeting of shareholders at its principal executive offices in Louisville, Kentucky on or before December 20, 2007 for inclusion in the our proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

OTHER MATTERS

            The Board knows of no business, which will be presented for consideration at the annual meeting other than that described above.  However, if any such other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

By Order of the Board of Directors

Michael P. Shannonhouse
Recording Secretary of the Board of Directors

Louisville, Kentucky

April 17, 2007

[ X ]	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY INDUSTRIAL SERVICES OF AMERICA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

    The undersigned hereby appoints Harry Kletter and Michael P. Shannonhouse, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of common stock, $.005 par value, of Industrial Services of America, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 15, 2007, at 10:00 a.m., EDT, at Building No. 1, 7100 Grade Lane, Louisville, Kentucky, and at any and all adjournments thereof.

			1. ELECTION OF DIRECTORS Harry Kletter Albert A. Cozzi Richard E. Ferguson Roman Epelbaum Orson Oliver		For [ ]	With- hold [ ]	For All Except [ ]
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
The Board of Directors recommends a vote FOR each of the following proposals:			__________________________________________________________

			2.	PROPOSAL TO RATIFY THE SELECTION OF MOUNTJOY & BRESSLER, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	For [ ]	Against [ ]	Abstain [ ]

			3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

The proxies shall vote such shares as specified herein. If a choice is not specified, they shall vote for the election of all nominees for directors and in favor of all proposals.

Please be sure to sign and date this Proxy in the box below.		Date _____________________	Name(s) should be singed exactly as shown to the left hereof. Title should be added if signing as executor, administrator, trustee, etc.
___________________________ ____________________________ Stockholder sign above Co-Holder (if any) sign above

--------------------------------------------------------------------------------------------------------------------------
Detach above card, sign, date and mail in postage paid envelope provided.

INDUSTRIAL SERVICES OF AMERICA, INC.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

_____________________________________________
_____________________________________________
_____________________________________________

APPENDIX A

INDUSTRIAL SERVICES OF AMERICA, Inc.
COMPENSATION COMMITTEE CHARTER

(Adopted June 6, 2006)

Purpose

The compensation committee (the "Committee") of Industrial Services of America, Inc. (the "Company") is appointed by, and generally acts on behalf of, the Board of Directors (the "Board") of the Company. The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee's principal purposes shall be:

(i)         to review, consider, and suggest compensatory plans and pay levels for the Chief Executive Officer ("CEO"), the and the Chief Financial Officer ("CFO") for approval by the Board, and to review, consider, and suggest and approve compensatory plans and pay levels for all other officers of the Company required to report their trading in the Company's common stock by the applicable exchange or over-the-counter market in which the shares are traded and all executives who report directly to the Chief Executive Officer (together with the CEO, the "Executives");

(ii)        to recommend to the Board the annual retainer, meeting attendance fees and other compensation for all directors of the Company (the "Directors") for service on the Board and its committees;

(iii)       to review and administer (in conjunction with management) the employee long-term and short-term compensation plans, employee performance-based incentive plans (which may be both cash and equity based) and other employee benefit plans in alignment with the Company's business strategy and in a manner that reflects, in general, programs and practices within the industries the Company competes in; and

(iv)       to issue annually such reports on and discussions and analysis of executive compensation as may be required by the applicable rules and regulations of the United States Securities and Exchange Commission (the "SEC") from time to time.

Membership and Organization of Committee

A.                 Size of Committee

The Committee shall consist of two (2) or more members of the Board, as shall be determined by the Board, each of whom shall have been determined by the Board to be "independent" as provided in II (B) below.

B.                 Member Qualifications

Each member of the Committee shall be "independent" as that term is defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, or such other exchange or system upon which the Company's securities are listed, quoted or traded, and any standards of independence as may be prescribed for purposes of any federal securities, tax, banking or other laws relating to the Committee's duties and responsibilities.  In addition, (i) if any compensation or benefit plan administered by the Committee is subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member must also qualify as a "Non-Employee Director", as such term is defined under Rule 16b-3, and (ii) if an award or payment under any compensation or benefit plan administered by the Committee would be subject to the deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), each member must also qualify as an "outside director", as such term is defined under Section 162(m) and the regulations thereunder.  No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.  The Committee shall meet at least two times annually.

C.                 Appointment

The members of the Committee shall be appointed by the Board. The Committee shall designate one (1) member of the Committee to serve as Chairman. If the Chairman is absent from a meeting, another member of the Committee may act as Chairman.

D.                 Term

Members of the Committee will be appointed for one (1) year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed.

E.                  Compensation

The members of the Committee and its Chairman, as such, are entitled to receive for their services such compensation as may be determined by the Board of Directors upon recommendation of the Company's Compensation Committee.

F.                  Removal

The Board of Directors may remove any member of the Committee, with or without reason.

G.                 Vacancies

In the event of a vacancy in the Committee, the Board of Directors may appoint a new member to the Committee.

Conduct of Meetings

A.                 Meetings, Frequency and Quorum

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than two (2) times per year, either in person or telephonically. Greater than 50% of the members of the Committee shall constitute a quorum for transaction of the Committee's business. The Chairman of the Board, the Chairman of the Committee, the Company's Chief Executive Officer or the Company's Chief Financial Officer shall have the right to call a special meeting of the Committee.

B.                 Non-Committee Member Attendees

Members of senior management or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary.

C.                 Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. Generally, the Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members for each meeting. The Committee may meet via telephone conference calls or other media in which the members of the Committee may hear one another.

D.                 Minutes

A member of the Committee or the Chairman shall keep written minutes of Committee meetings, which minutes shall be available for review by all of the directors of the Company and shall be filed and maintained with the books and records of the Company.

E.                  Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

Responsibilities and Duties

A.                 The Committee shall have the following responsibilities:

(i)         Review, annually the compensation policy for the Executives and Directors and ensure that these policies are in conformity with the business plans, the strategies and the objectives of the Company and are consistent with desired external comparators;

(ii)        Evaluate annually the Executive Chairman, CFO, CEO and other Executives considering in every case, among other things, their personal objectives and contributions to the Company, and the performance of the Company;

(iii)       Recommend the compensation of the Executives and Directors and report thereon to the Board;

(iv)       Review and modify incentive plans for the Executives to assure that they are appropriate, aligned with the Company's objectives and requirements and are externally equitable.

(v)        Recommend to the Board the options to be granted from the Company's stock option plan and to submit to the Board for approval any proposed material amendments to the stock option plan.

(vi)        Retain consultants and other advisers as necessary to assist in fulfilling its duties and responsibilities.

(vii)       Periodically review, consider and recommend to the Board the total compensation program for the Directors for service on the Board and its committees. Overall compensation may include a cash annual retainer, cash meeting fees, stock compensation and additional consideration as recommended by the Committee. Total compensation is to be based on market data from industries the Company competes in, which may be, provided by an independent consultant retained by the Committee for such purpose.

(viii)      Periodically review, consider and approve the total compensation program for Executives to ensure that the elements of that program support the Company's philosophy for the compensation of Executives and relate back to the Company's strategy, as established by the Board. The compensation program may be composed of a mix of base salary, short and long-term incentives, deferred compensation programs, equity awards and executive benefits. The Committee shall also review, consider, suggest and approve individual compensation packages for each of the Executives.

(ix)       Consider, in evaluating Executive compensation, both the Company's and the Executive's performance, compensation paid to similar executive officers of other companies within the industries the Company competes in, the effort and contribution of the Executive to the Company and past awards to the Executive.

(x)         Periodically review, consider and approve the total compensation program for employees to ensure that the elements of that program support the Company's philosophy for the compensation of employees and relate back to the Company's strategy, as established by the Board. The compensation program may be composed of a mix of base salary, short and long-term incentives, deferred compensation programs, equity awards and benefits.

(xi)       Subject itself to oversight by the Board and fully cooperate with any audit of the Committee or any other request for information by the Board or the Company's internal and outside auditors, including to open its books and records in connection with the Board's oversight, any audit of the Committee or any such request for information.

(xii)      Prepare annually such reports and discussions and analysis regarding the compensation of the Executives as maybe required by the applicable rules and regulations of the SEC stating the criteria by which such Executives receive compensation and any waivers from such criteria.

(xiii)      Monitor compliance with Section 304 of the Sarbanes Oxley Act of 2002 (16 U.S.C Section 7243) and Section 13(k) of the Exchange Act, relating, respectively to forfeiture of certain bonuses and profits by the CEO and CFO and to the prohibition on personal loans by the Company to the directors and officers of the Company.

(xiv)      Review, consider and approve special employment arrangements and agreements for Executives and potential hires that would likely become Executives.

(xv)       Evaluate its own performance at least annually and report on such performance to the Board.

(xvi)      Delegate functions to such Committee subcommittees as the Committee shall determine is necessary and appropriate.

(xvii)    Annually review and approve of the Compensation Discussion and Analysis for inclusion in the Section 14A Proxy Statement to be filed in accordance with the Exchange Act.

Other Powers and Responsibilities

A.                 Evaluations

With the assistance of the Audit Committee, the Committee shall annually review and assess its own performance and the performance of each Committee member and report to the Board the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

B.                 Reports

The Committee shall make regular written reports to the Board, providing an overview of its activities, summarizing Committee actions and commenting on the fulfillment of the Committee's duties under this Charter.

C.                 Retention of Professional Advisors

The Committee shall have the authority to retain consultants and other third-party advisors of its selection to provide it with advice and counsel about the Company's compensation and benefit programs. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

D.                 Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

E.                  Other Activities

The Committee may perform any other activities consistent with this Charter, the Company's Articles of Incorporation, Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.